Exhibit 99.1

Contact: Jane M. Elliott
770-829-8234 Voice
770-829-8267 Fax
For Immediate Release	investor.relations@globalpay.com

Global Payments Reports First Quarter Earnings

ATLANTA, September 27, 2007 — Global Payments Inc. (NYSE: GPN) today announced results for its first quarter ended August 31, 2007. For the first quarter, revenue grew 19 percent to $311.0 million compared to $260.3 million in the prior year. Excluding the impact of current period restructuring charges, diluted earnings per share grew 6 percent to $0.54 compared to $0.51 in the prior year quarter.

In accordance with GAAP, the current quarter includes restructuring charges (see attached reconciliation schedule) relating to an operating center consolidation announced in March 2007. These charges are reflected in our GAAP diluted earnings per share amounts. For the three months ended August 31, 2007, GAAP diluted earnings per share was $0.53 compared to $0.51 in the prior year period.

During the current quarter, Global Payments completed $67.9 million in open market repurchases of 1.8 million shares at an average price of $37.27 per share, including commissions paid. As of August 31, 2007, the company had $32.1 million remaining under its current share repurchase authorization.

Comments and Outlook

Chairman, President and CEO, Paul R. Garcia, stated, “We are pleased with our fiscal 2008 first quarter results, which were driven by growth in our merchant services segment. Our revenue growth was primarily driven by continued organic expansion in our domestic ISO channel, as well as the favorable impact from our July 2006 addition of our Asia-Pacific joint venture with HSBC. In addition, our Canadian merchant services channel benefited from a favorable Canadian currency exchange rate. Lastly, our money transfer segment met our expectations for the quarter, and our corporate expenses declined compared to the prior year due to lower equity compensation costs.”

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GPN Reports First Quarter Earnings

September 27, 2007

Comments and Outlook

“Based on these results and trends, we are providing annual fiscal 2008 revenue guidance of $1,195 million to $1,247 million. This revenue guidance reflects an expected 13 percent to 17 percent growth versus $1,061.5 million in fiscal 2007. In addition, we are providing annual fiscal 2008 diluted earnings per share guidance of $1.87 to $1.96, or 6 percent to 11 percent growth versus $1.77 in fiscal 2007. 1 This includes the impact of stock option expenses as a result of our June 1, 2006 adoption of FAS 123R. Our guidance excludes the impact of future significant acquisitions, and these earnings per share ranges exclude the impact of potential restructuring and other charges,” said Garcia.

Conference Call

Global Payments will hold a conference call today, September 27, 2007 at 5:00 p.m. ET to discuss financial results and business highlights. The conference call may be accessed by calling 1-877-546-1566 (U.S.) or 1-312-470-7270 (internationally) and using a pass code of “GPN” for both numbers, or via Web cast at www.globalpaymentsinc.com. A replay of the call will be available on the Global Payments Web site through October 11, 2007.

—More—

GPN Reports First Quarter Earnings

September 27, 2007

Global Payments Inc. (NYSE: GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America, Europe and the Asia-Pacific. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management. The company also provides consumer money transfer services from the U.S. and Europe to destinations in Latin America, Morocco and the Philippines. For more information about the company and its services, visit www.globalpaymentsinc.com.

[1]	Fiscal 2007 diluted earnings per share was $1.75 on a GAAP basis, which includes restructuring and other charges equivalent to $0.02 in diluted earnings per share.

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This announcement and comments made by Global Payments’ management during the conference call contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward looking statements and are subject to significant risks and uncertainties. Among the important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include the following: continued certification by credit card associations, foreign currency risks, competition and pricing, product demand, market and customer acceptance, development difficulties, the effect of economic conditions and consumer spending, security breaches or system failures, costs of capital, changes in immigration patterns, changes in state, federal or foreign laws and regulations affecting the electronic money transfer industry, increases in credit card association fees, utility or system interruptions, the ability to consummate and integrate acquisitions, and other risks detailed in the company’s SEC filings, including the most recently filed Form 10-Q or Form 10-K, as applicable. The company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)
	Three Months Ended August 31,
	2007	2006
Revenues	$310,980	$260,308

Operating expenses:
Cost of service	116,309	98,190
Sales, general and administrative	127,436	98,591
Restructuring	1,003	—

	244,748	196,781

Operating income	66,232	63,527

Other income (expense):
Interest and other income	5,137	3,596
Interest and other expense	(1,873)	(2,162)

	3,264	1,434

Income before income taxes and minority interest	69,496	64,961
Provision for income taxes	(23,783)	(20,909)
Minority interest, net of tax	(2,138)	(2,543)

Net income	$43,575	$41,509

Earnings per share:
Basic	$0.54	$0.52

Diluted	$0.53	$0.51

Weighted average shares outstanding:
Basic	80,501	79,734
Diluted	81,907	81,576

CONSOLIDATED CONDENSED BALANCE SHEETS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)
	August 31, 2007	May 31, 2007
	(Unaudited)
Assets
Cash and cash equivalents	$270,544	$308,872
Accounts receivable, net	88,336	76,168
Claims receivable, net	3,341	2,187
Settlement processing assets	26,510	32,853
Other current assets	35,366	24,349

Current assets	424,097	444,429

Property and equipment, net	122,588	118,495
Goodwill	454,459	451,244
Other intangible assets, net	173,213	175,620
Other assets	11,021	10,841

Total assets	$1,185,378	$1,200,629

Liabilities and Shareholders' Equity

Lines of credit	$133	$—
Settlement processing obligations	14,572	20,617
Payable to money transfer beneficiaries	7,944	6,589
Accounts payable and other accrued liabilities	119,421	115,671

Current liabilities	142,070	142,877

Other long-term liabilities	85,079	85,043

Total liabilities	227,149	227,920

Minority interest in equity of subsidiaries	14,612	14,933
Shareholders' equity	943,617	957,776

Total liabilities and shareholders' equity	$1,185,378	$1,200,629

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)
	Three Months Ended August 31,
	2007	2006
Cash flows from operating activities:
Net income	$43,575	$41,509
Non-cash items
Depreciation and amortization	10,229	9,805
Minority interest in earnings	2,050	2,651
Other, net	7,964	9,554
Changes in working capital, which used cash
Settlement processing assets and obligations, net	(569)	(7,572)
Other, net	(25,110)	(33,587)

Net cash provided by operating activities	38,139	22,360

Cash flows from investing activities:
Capital expenditures	(9,605)	(6,929)
Business acquisitions	(2,625)	(67,195)

Net cash used in investing activities	(12,230)	(74,124)

Cash flows from financing activities:
Net borrowings on lines of credit	133	49
Principal payments under capital leases	—	(349)
Repurchase of common stock	(67,873)	—
Net proceeds under share-based compensation plans and dividends	3,530	5,585
Distributions to minority interests	(2,372)	(2,530)

Net cash (used in) provided by financing activities	(66,582)	2,755

Effect of exchange rate changes on cash	2,345	(888)

Decrease in cash and cash equivalents	(38,328)	(49,897)
Cash and cash equivalents, beginning of period	308,872	218,475

Cash and cash equivalents, end of period	$270,544	$168,578

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Reconciliation to Exclude Restructuring Charges from Normalized Results

(In thousands, except per share data)
	Three Months Ended August 31,
	2007			2006
	Normalized	Restructuring[1]	GAAP	GAAP
Revenues	$310,980	$—	$310,980	$260,308

Operating expenses:
Cost of service	116,309	—	116,309	98,190
Sales, general and administrative	127,436	—	127,436	98,591
Restructuring	—	1,003	1,003	—

	243,745	1,003	244,748	196,781

Operating income	67,235	(1,003)	66,232	63,527

Other income/(expense):
Interest and other income	5,137	—	5,137	3,596
Interest and other expense	(1,873)	—	(1,873)	(2,162)

	3,264	—	3,264	1,434

Income before income taxes	70,499	(1,003)	69,496	64,961
Provision for income taxes	(24,126)	343	(23,783)	(20,909)
Minority interest, net of tax	(2,138)	—	(2,138)	(2,543)

Net income	$44,235	$(660)	$43,575	$41,509

Diluted shares	81,907	—	81,907	81,576
Diluted earnings per share	$0.54	$(0.01)	$0.53	$0.51

[1]

Restructuring charges consist of employee termination benefits relating to a facility closure. Also reflects the related income tax benefit using the company's effective tax rate, which is defined as the provision for income taxes divided by income before income taxes and minority interest.

SEGMENT INFORMATION

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)
	Three Months Ended August 31,
	2007	2006
Revenues
Domestic direct	$167,868	$135,442
Canada	66,677	60,918
Asia-Pacific	16,064	5,486
Central and Eastern Europe	13,775	13,275
Domestic indirect and other	11,582	12,195

Merchant services	275,966	227,316

Domestic	29,581	29,302
Europe	5,433	3,690

Money transfer	35,014	32,992

Total revenues	$310,980	$260,308

Operating income
Merchant services	$76,106	$72,961
Money transfer	3,722	4,679
Corporate	(12,593)	(14,113)
Restructuring	(1,003)	—

Operating income	$66,232	$63,527